   As filed with the Securities and Exchange Commission on February 22, 2006.

                                                 Registration No. 333-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           COHESANT TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                             34-1775913
   (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              5845 West 82nd Street
                                    Suite 102
                           Indianapolis, Indiana 46278
              (Address of Registrant's principal executive offices)

                                   ----------

                           COHESANT TECHNOLOGIES INC.
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plans)

                                   ----------

                                Morris H. Wheeler
                      President and Chief Executive Officer
                           Cohesant Technologies Inc.
                        5845 West 82nd Street, Suite 102
                           Indianapolis, Indiana 46278
                                 (317) 871-7611
            (Name, address and telephone number of agent for service)

                                   ----------

                          Copies of Correspondence to:
                             Michael A. Ellis, Esq.
                       Porter, Wright, Morris & Arthur LLP
                          925 Euclid Avenue, Suite 1700
                           Cleveland, Ohio 44115-1483
                                 (216) 443-2535
                             mellis@porterwright.com

                                   ----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                       Proposed Maximum    Proposed Maximum
Title of Securities    Amount to be     Offering Price    Aggregate Offering       Amount of
to be Registered      Registered (1)      Per Share*             Price         Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock,
$.001 par value           300,000            $9.66            $2,898,000            $310.09
-----------------------------------------------------------------------------------------------

(1) This Registration Statement covers 300,000 shares of Common Stock, $0.001 par value, of Cohesant Technologies Inc. ("Cohesant" or the "Company") issuable pursuant to the Cohesant Technologies Inc. Long-Term Incentive Plan, together with the resale of any such shares deemed "control securities" or "restricted securities" granted to individuals who are "affiliates" of the Company. The terms "control securities" and "restricted securities" are as defined by Rule 405 and Rule 144, respectively, under the Securities Act of 1933, as amended.

* Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457 of the Securities Act, based upon the average of the high and low prices of Cohesant Technologies Inc. common stock as reported on the Nasdaq Capital Market on February 17, 2006, under the symbol "COHT."

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Cohesant Technologies Inc. common stock, $.001 par value, as may hereafter be offered or issued pursuant to the Cohesant Technologies Inc. Long-Term Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     The documents containing the information concerning the Cohesant Technologies Inc. Long-Term Incentive Plan, specified in Part I of Form S-8, will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed as part of this Registration Statement in accordance with the Note to
Part I of the Form S-8 Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert W. Pawlak, Chief Financial Officer and Secretary, Cohesant Technologies Inc., 5845 West 82nd Street, Suite 102, Indianapolis, Indiana 46278, telephone (317) 871-7611.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Cohesant Technologies Inc. ("Cohesant", the "Company" or the "Registrant") incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

     1. Annual Report on Form 10-KSB for the year ended November 30, 2005, filed with the Securities and Exchange Commission on February 21, 2006.

     2. The description of our common stock which is contained in our Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 12, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Registrant's Certificate of Incorporation, as amended, no members of the Board of Directors shall have personal liability to the Registrant or its stockholders for damages for any breach of duty in such capacity, except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that the indemnification provisions of that Certificate of Incorporation shall not eliminate or limit such personal liability. The Registrant shall, to the fullest extent permitted by applicable law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under applicable law, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the indemnifications provisions of the General Corporation Law of the State of Delaware, and the indemnification provided by the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as to action in such persons official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Under the Registrant's Bylaws, the Board of Directors may, in its discretion, impose in general or particular cases that the Registrant shall indemnify any person who is threatened to be made a party to an action or proceeding, civil or criminal, except an action by or in the right of any other corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that he, his testator or inteste, was a director or officer of the Registrant or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the Registrant, and, in the case of a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and the Registrant may pay, the advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

     The Registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, the Bylaws or the General Corporation Law of the State of Delaware or otherwise.

     Any indemnification made by the Registrant shall be authorized in a specific case upon a determination that the indemnification of the director, officer, employee or agent as proper in the circumstances because he had met the applicable standard of conduct set forth by applicable law. Such determination shall be made by (1) a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     The Registrant maintains liability insurance for all of its directors and officers. This insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

ITEM 8. EXHIBITS

Exhibit Number                               Description
--------------                               -----------
4(a)                 Cohesant Technologies Inc. Long-Term Incentive Plan
                     (previously filed as Exhibit A to the Company's Notice of
                     Annual Meeting and Proxy Statement, filed with the
                     Securities and Exchange Commission on April 25, 2005, and
                     incorporated herein by reference).

4(b) Certificate of Incorporation of Cohesant Technologies Inc., as corrected (Incorporated herein by reference to the Exhibit to the Company's Annual Report on Form 10-KSB for the year ended November 30, 1995).

4(c)                 By-laws of Cohesant Technologies Inc., as amended
                     (Incorporated herein by reference to the Exhibit to the Company's Registration Statement on Form SB-2 dated
                     November 29, 1994 (File No. 33-82732)).

5                *   Opinion of Porter, Wright, Morris & Arthur LLP regarding
                     legality.

23(a)                Consent of Porter, Wright, Morris & Arthur LLP (included in
                     Exhibit 5 filed herewith).

23(b)            *   Consent of Independent Registered Public Accounting Firm.

24               *   Power of Attorney.

----------
*    Filed with this Registration Statement.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on February 20, 2006.

                                        COHESANT TECHNOLOGIES INC.


                                        /s/ Morris H. Wheeler
                                        ----------------------------------------
                                        Morris H. Wheeler, President and Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                             TITLE                          DATE
           ---------                             -----                          ----


* Dwight D. Goodman              Chairman of the Board of Directors      February 20, 2006
------------------------------
Dwight D. Goodman


/s/ Morris H. Wheeler            President and Chief Executive Officer   February 20, 2006
------------------------------   (Principal Executive Officer) and
Morris H. Wheeler                Director


* Michael L. Boeckman            Director                                February 20, 2006
------------------------------
Michael L. Boeckman


* Morton A. Cohen                Director                                February 20, 2006
------------------------------
Morton A. Cohen


* Richard L. Immerman            Director                                February 20, 2006
------------------------------
Richard L. Immerman


* Robert W. Pawlak               Chief Financial Officer (Principal      February 20, 2006
------------------------------   Financial and Accounting Officer)
Robert W. Pawlak


*    By: /s/ Morris H. Wheeler
         --------------------------------------------
         Morris H. Wheeler, attorney-in-fact for each
         of the persons indicated

                                  EXHIBIT INDEX

Exhibit                                     Exhibit
 Number                                   Description
-------                                   -----------
4(a)          Cohesant Technologies Inc. Long-Term Incentive Plan (previously filed as Exhibit A to the Company's Notice of Annual Meeting and
              Proxy Statement, filed with the Securities and Exchange Commission on April 25, 2005, and incorporated herein by reference).

4(b) Certificate of Incorporation of Cohesant Technologies Inc., as corrected (Incorporated herein by reference to the Exhibit to the Company's Annual Report on Form 10-KSB, for the year ended
              November 30, 1995).

4(c) By-laws of Cohesant Technologies Inc., as amended (Incorporated herein by reference to the Exhibit to the Company's Registration
              Statement on Form SB-2, Dated November 29, 1994 (File No.
              33-82732)).

5         *   Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)         Consent of Porter, Wright, Morris & Arthur LLP (included in
              Exhibit 5 filed herewith).

23(b)     *   Consent of Independent Registered Public Accounting Firm.

24        *   Power of Attorney.

----------
*    Filed herewith.